EXHIBIT 99.1

EVO Reports Second Quarter 2019 Results

ATLANTA, Aug. 07, 2019 (GLOBE NEWSWIRE) -- EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its second quarter 2019 financial results.  For the second quarter ended June 30, 2019, reflecting the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), effective January 1, 2019, reported revenue was $122.5 million, compared to $140.9 million in the prior year.  Adjusted revenue for the second quarter was $150.0 million, compared to $140.9 million in the prior year, an increase of 6%. On a currency neutral basis, adjusted revenue grew 9%. On a GAAP basis for the second quarter, net income was $3.8 million or $0.01 per basic and diluted share attributable to EVO Payments, Inc.  Adjusted EBITDA increased 6% to $39.3 million for the quarter, compared to $37.0 million in the prior year.  On a currency-neutral basis, adjusted EBITDA grew 9% over the prior year.

“In the second quarter, EVO delivered strong top and bottom line growth in our North American and European segments,” stated James G. Kelly, Chief Executive Officer of EVO. “We announced a new 10-year, exclusive joint venture with Bci in Chile to expand our distribution further into Latin America. We also continued to develop our tech-enabled capabilities in our international markets, such as Mexico, Spain, and Ireland, to complement our strong bank referral channels. We are pleased with our business and financial performance in the second quarter and the first half of the year. As a result of this performance, we are maintaining our previously stated guidance for 2019.”

Conference call
EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Wednesday, August 7, 2019 to discuss the results.  Participants may access the conference call via the investor relations section of the Company’s website at www.evopayments.com, or participants may also dial (877) 356-5729 inside the U.S. and Canada and (629) 228-0718 outside the U.S. and Canada to listen.  The conference ID number is 2167904.  A recording of the call will be archived on the Company's investor relations website following the live call.

Forward-Looking Statements
This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates and expectations, taking into account the information currently available to us and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (2) the impact of substantial and increasingly intense competition; (3) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (4) the effects of global economic, political and other conditions; (5) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; (6) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (7) failures in our processing systems, software defects, computer viruses and development delays; (8) degradation of the quality of the products and services we offer, including support services; (9) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (10) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidations; (11) increased customer, referral partner, or sales partner attrition; (12) the incurrence of chargebacks; (13) failure to maintain or collect reimbursements; (14) fraud by merchants or others; (15) the failure of our third-party vendors to fulfill their obligations; (16) failure to maintain merchant and sales relationships and financial institution alliances; (17) ineffective risk management policies and procedures; (18) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (19) damage to our reputation or the reputation of our partners; (20) seasonality and volatility; (21) our inability to recruit, retain and develop qualified personnel; (22) geopolitical and other risks associated with our operations outside of the United States; (23) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (24) increases in card network fees; (25) failure to comply with card networks requirements; (26) a requirement to purchase our eService subsidiary in Poland; (27) changes in foreign currency exchange rates; (28) future impairment charges; (29) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (30)  changes to, or the potential phasing out of, LIBOR; (31) restrictions imposed by our credit facilities and outstanding indebtedness; (32) participation in accelerated funding programs; (33) failure to enforce and protect our intellectual property rights; (34) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy and financial institutions; (35) impact of new or revised tax regulations; (36) legal proceedings; (37) our dependence on distributions from EVO, LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (38) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (39) the risk that we could be deemed an investment company under the 1940 Act; (40) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (41) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (42) the effect of the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”) which allows us to reduce our SEC disclosure and postpone compliance with certain laws and regulations intended to protect investors; (43) the impact of no longer qualifying as an “emerging growth company” under the JOBS Act after December 31, 2019; (44) certain provision in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (45) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (46) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (47) the other risks and uncertainties contained from time to time in our filings with the SEC, including our quarterly reports on Form 10-Q and our annual report on From 10-K. We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income/(loss) and earnings per share information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release to assist with evaluating performance.  The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies.  Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.  The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of the financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation, costs related to restructuring transactions, acquisition costs and other transitionary costs, and after giving pro forma effect to the Company’s going forward effective tax rate following its Up-C reorganization, This release also contains information on various financial measures presented on a currency-neutral basis.  The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance without taking into account fluctuations caused by currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release. The Company also presents adjustments to its reported segment profit in this release. Segment profit is adjusted to exclude the impact of share-based compensation and transition, acquisition-related and integration costs.

Adjusted EBITDA is a non-GAAP measure presented in this release. Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Adjusted EBITDA is included in this release because it is a key metric used by the Company’s management and board of directors to assess the Company’s financial performance. The presentation of Adjusted EBITDA is intended to provide additional information to investors about the Company’s results of operations that management utilizes on an ongoing basis to assess the Company’s core operating performance.  Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the industry.

Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of share-based compensation, transition, acquisition-related and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider.  EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe.  As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO Payments, Inc.
Contact:
Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% change	2019	2018	% change

Revenue	$122,517	$140,891	(13%)	$234,035	$269,173	(13%)
Operating expenses:
Cost of services and products, exclusive of depreciation and amortization shown separately below	24,752	50,364	(51%)	48,835	94,878	(49%)
Selling, general and administrative	66,306	115,567	(43%)	132,728	175,180	(24%)
Depreciation and amortization	22,863	20,933	9%	45,608	40,820	12%
Impairment of intangible assets	-	-	NM	6,632	-	NM
Total operating expenses	113,921	186,864	(39%)	233,803	310,877	(25%)
Income (loss) from operations	8,596	(45,973)	NM	232	(41,705)	NM
Other (expense) income:
Interest income	735	631	16%	1,410	1,115	26%
Interest expense	(11,269)	(21,560)	(48%)	(22,921)	(36,870)	(38%)
Income from investment in unconsolidated investees	53	246	(79%)	269	761	(65%)
Other income (expense), net	516	(2,620)	NM	1,610	(3,175)	NM
Total other expense	(9,965)	(23,303)	(57%)	(19,632)	(38,169)	(49%)
Loss before income taxes	(1,369)	(69,276)	(98%)	(19,400)	(79,873)	(76%)
Income tax benefit	5,196	28,609	(82%)	4,208	24,181	(83%)
Net income (loss)	3,827	(40,667)	NM	(15,192)	(55,692)	(73%)
Less: Net income attributable to non-controlling interests in consolidated entities	(1,996)	(1,233)	62%	(2,578)	(2,001)	29%
Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	(1,368)	58,613	NM	12,943	74,406	(83%)
Net income (loss) attributable to EVO Payments, Inc.	$463	$16,713	(97%)	$(4,827)	$16,713	NM

Earnings per share
Basic	$0.01	$0.97		($0.17)	$0.97
Diluted	$0.01	$0.96		($0.17)	$0.96
Weighted average Class A common stock outstanding
Basic	31,898,531	17,293,355		29,147,326	17,293,355
Diluted	31,898,531	17,432,722		29,147,326	17,432,722

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and interest data)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$252,372	$350,697
Accounts receivable, net	12,835	13,248
Other receivables	54,801	56,518
Due from related parties	1,292	1,871
Inventory	8,722	8,867
Settlement processing assets	636,673	248,330
Other current assets	12,087	11,817
Total current assets	978,782	691,348
Equipment and improvements, net	95,479	103,046
Goodwill	354,454	353,011
Intangible assets, net	270,174	290,139
Investment in unconsolidated investees	1,893	1,753
Due from related parties	55	915
Deferred tax asset	125,236	72,296
Other assets	20,847	21,879
Total assets	$1,846,920	$1,534,387

Liabilities and Shareholders' Deficit
Current liabilities:
Settlement lines of credit	$26,120	$41,819
Current portion of long-term debt	5,448	7,191
Accounts payable	46,708	48,935
Accrued expenses	100,534	112,281
Settlement processing obligations	729,779	428,328
Due to related parties	4,928	4,824
Total current liabilities	913,517	643,378
Long-term debt, net of current portion	670,239	676,865
Due to related parties	385	385
Deferred tax liability	15,092	13,519
Tax receivable agreement obligations, inclusive of related party liability of $71.3 million and $40.7 million at June 30, 2019 and December 31, 2018, respectively	81,134	47,221
ISO reserves	2,684	2,684
Other long-term liabilities	2,179	2,924
Total liabilities	1,685,230	1,386,976
Commitments and contingencies
Redeemable non-controlling interests	1,248,448	1,010,093
Shareholders' deficit:
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 32,487,522 and 26,025,189 shares at June 30, 2019 and December 31, 2018, respectively	3	3
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 35,413,538 and 35,913,538 shares at June 30, 2019 and December 31, 2018, respectively	4	4
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 2,369,955 and 2,461,055 shares at June 30, 2019 and December 31, 2018, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 11,764,992 and 16,785,552 shares at June 30, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	-	178,176
Accumulated deficit attributable to Class A common stock	(419,722)	(223,799)
Accumulated other comprehensive loss	(1,153)	(2,993)
Total EVO Payments, Inc. shareholders' deficit	(420,867)	(48,608)
Nonredeemable non-controlling interests	(665,891)	(814,074)
Total deficit	(1,086,758)	(862,682)
Total liabilities and deficit	$1,846,920	$1,534,387

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(15,192)	$(55,692)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities:
Depreciation and amortization	45,608	40,820
Amortization of deferred financing costs	1,343	7,094
Change in fair value of contingent consideration	1,953	-
Loss on extinguishment of debt	-	2,042
Gain on sale of investment	(250)	-
Share-based compensation expense	4,822	52,134
Impairment of intangible assets	6,632	-
Deferred taxes, net	(8,967)	(28,418)
Other	(119)	(191)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	391	9,230
Other receivables	(1,489)	3,913
Inventory	175	2,029
Other current assets	(788)	(454)
Other assets	(446)	665
Related parties, net	1,707	(4,976)
Accounts payable	(1,135)	(12,325)
Accrued expenses	(11,387)	7,864
Settlement processing funds, net	(84,946)	(8,644)
Other	-	(7)
Net cash (used in) provided by operating activities	(62,088)	15,084
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(3,030)	(13,890)
Purchase of equipment and improvements	(13,303)	(25,970)
Acquisition of intangible assets	(4,452)	(15,420)
Net proceeds from sale of investments	250	-
Issuance of notes receivable	-	(20)
Collections of notes receivable	1,419	31
Collection of deferred cash consideration	4,406	-
Net cash used in investing activities	(14,710)	(55,269)
Cash flows from financing activities:
Proceeds from long-term debt	212,647	532,594
Repayments of long-term debt	(238,382)	(623,732)
Deferred financing costs paid	(2)	(3,395)
Contingent consideration paid	(5,578)	(958)
Deferred cash consideration paid	-	(65,000)
Acquisition of additional non-controlling interest	-	(16,916)
IPO proceeds, net of underwriter fees	-	231,500
Secondary offering proceeds, net of underwriter fees	18,984	-
Tax withholdings related to net share settlement of share-based payments	(1,638)	-
Proceeds from exercise of common stock options	291	-
Distribution to non-controlling interests holders	(6,440)	(5,104)
Net cash (used in) provided by financing activities	(20,118)	48,989
Effect of exchange rate changes on cash and cash equivalents	(1,409)	(6,769)
Net (decrease) increase in cash and cash equivalents	(98,325)	2,035
Cash and cash equivalents, beginning of period	350,697	205,142
Cash and cash equivalents, end of period	$252,372	$207,177

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

	Three months ended June 30,			Six Months Ended June 30,
	2019	2018	% change	2019	2018	% change

Revenue	$122,517	$140,891	(13%)	$234,035	$269,173	(13%)
Network fees[1]	27,470	-	NM	51,374	-	NM
Adjusted revenue	149,987	140,891	6%	285,409	269,173	6%
Currency impact[2]	-	(3,373)	NM	-	(8,975)	NM
Currency-neutral adjusted revenue	149,987	137,518	9%	285,409	260,197	10%

Net income (loss)	3,827	(40,667)	NM	(15,192)	(55,692)	(73%)
Less: Net income attributable to non-controlling interests in consolidated entities	(1,996)	(1,233)	62%	(2,578)	(2,001)	29%
Income tax benefit	(5,196)	(28,609)	(82%)	(4,208)	(24,181)	(83%)
Interest expense, net	10,534	20,929	(50%)	21,511	35,755	(40%)
Depreciation and amortization	22,863	20,933	9%	45,608	40,820	12%
Share-based compensation[3]	2,977	52,134	(94%)	4,822	52,134	(91%)
Transition, acquisition and integration costs[4]	6,306	13,516	(53%)	19,982	18,802	6%
Adjusted EBITDA	39,314	37,003	6%	69,944	65,637	7%
Currency impact[2]	-	(778)	NM	-	(2,193)	NM
Currency-neutral adjusted EBITDA	$39,314	$36,225	9%	$69,944	$63,444	10%

	[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
	The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net income (loss) or adjusted EBITDA.
	[2] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
	[3] Represents share-based compensation expense. For the three and six months ended June 30, 2018, the share-based compensation costs include vesting of awards at the time of the IPO.
	For the six months ended June 30, 2019, represents $4.8 million of share-based compensation costs. For the six months ended June 30, 2018, represents $52.1 million of share-based compensation expenses which represents vesting of
	awards at the IPO.
	[4] For the three months ended June 30, 2019, earnings adjustments include $0.7 million of employee termination benefits, and $5.6 million of acquisition and integration costs.
	For the three months ended June 30, 2018, earnings adjustments include $2.4 million of employee termination benefits, $2.0 million of debt extinguishment costs, and $9.1 million of transaction and acquisition related costs.
	For the six months ended June 30, 2019, earnings adjustments include $2.1 million of employee termination benefits, $5.1 million impairment of intangible assets, net of non-controlling interest, and $12.8 million of acquisition and integration
	costs.
	For the six months ended June 30, 2018, earnings adjustments include $2.4 million of employee termination benefits, $2.0 million of debt extinguishment costs, a $4.0 million strategic advisory fee, and $10.4 million of transaction and
	acquisition related costs.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

	Three months ended June 30,
	2019	Adjustments[1]	2019 Adjusted	2018	Adjustments[2]	Fx impact[3]	2018 Adjusted	Adjusted % change
Transactions
North America	270.8			242.6				12%
Europe	635.2			528.7				20%
Total	906.0			771.3				17%

Segment revenue
North America	$77,656	$8,781	$86,437	$79,825	$-	$311	$80,136	8%
Europe	44,861	18,689	63,550	61,066	-	(3,684)	57,382	11%
Total	122,517	27,470	149,987	140,891	-	(3,373)	137,518	9%

Segment profit
North America	27,650	2,291	29,941	21,774	5,598	117	27,489	9%
Europe	13,623	1,467	15,089	14,568	220	(895)	13,893	9%
Corporate	(8,264)	2,547	(5,717)	(13,727)	8,570	-	(5,157)	11%
Total	$33,009	$6,305	$39,314	$22,615	$14,388	$(778)	$36,225	9%

Segment profit margin - North America	35.6%		34.6%	27.3%			34.3%
Segment profit margin - Europe	30.4%		23.7%	23.9%			24.2%
Segment profit margin - Total	26.9%		26.2%	16.1%			26.3%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net income (loss) or adjusted EBITDA.
For the three months ended June 30, 2019, the North America segment profit adjustments include $0.5 million for employee termination benefits and $1.8 million of acquisition and integration costs.
The Europe segment profit adjustments include $0.1 in employee termination benefits and $1.4 million of acquisition and integration costs.
Corporate adjustments include $0.1 million of employee termination benefits and $2.4 million of acquisition and integration related costs.
[2] For the three months ended June 30, 2018, North America segment profit adjustment includes $2.4 million of employee termination benefits and $3.2 million of transaction and acquisition costs.
The Europe segment includes $0.2 million of an employee termination charge.
Corporate includes a $2.0 million of debt extinguishment costs, and $6.5 million of transaction and acquisition related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

	Six months ended June 30,
	2019	Adjustments[1]	2019 Adjusted	2018	Adjustments[2]	Fx impact[3]	2018 Adjusted	Adjusted % change
Transactions
North America	505.0			464.2				9%
Europe	1,193.2			1,005.2				19%
Total	1,698.2			1,469.4				16%

Segment revenue
North America	$147,621	$17,468	$165,089	$153,201	$-	$(326)	$152,875	8%
Europe	86,414	33,906	120,320	115,972	-	(8,650)	107,322	12%
Total	234,035	51,374	285,409	269,173	-	(8,976)	260,197	10%

Segment profit
North America	42,530	10,109	52,639	42,652	5,728	(161)	48,219	9%
Europe	23,316	5,787	29,103	26,672	220	(2,032)	24,860	17%
Corporate	(15,883)	4,086	(11,797)	(23,360)	13,724	-	(9,636)	22%
Total	$49,962	$19,982	$69,944	$45,964	$19,672	$(2,193)	$63,444	10%
Segment profit margin - North America	28.8%		31.9%	27.8%			31.5%
Segment profit margin - Europe	27.0%		24.2%	23.0%			23.2%
Segment profit margin - Total	21.3%		24.5%	17.1%			24.4%

[1] Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts that we pay to third parties, including payment network fees are now netted against revenue.
The adjustment reflected here is for comparability to prior year as these expenses were reflected in operating expenses in 2018. There is no net effect on net income (loss) or adjusted EBITDA.
For the six months ended June 30, 2019, the North America segment profit adjustments include $1.9 million for employee termination benefits, a $2.1 million impairment of intangible assets, and $6.1 million of acquisition and integration costs.
The Europe segment profit adjustments include $3.0 million of impairment of intangible assets, net of a non-controlling interest impact, $0.1 million of employee termination benefits and $2.7 million of acquisition and integration costs.
Corporate adjustments include $0.2 million of employee termination benefits and $3.9 million of acquisition and integration related costs.
[2] For the six months ended June 30, 2018, North America segment profit adjustment includes $2.5 million of employee termination benefits and $3.2 million of transaction and acquisition costs.
The Europe segment includes $0.2 million of an employee termination charge.
Corporate includes a $2.0 million of debt extinguishment costs, $4.0 million strategic advisory fee, and $7.7 million of transaction and acquisition related costs.
[3] Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
Segment profit excludes share-based compensation and therefore is not included in the Adjustments totals.
Segment profit margin is defined as segment profit divided by segment revenue.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Pro Forma Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three months ended June 30,			Six Months Ended June 30,
	2019	2018	% change	2019	2018	% change

Net income (loss)	$3,827	$(40,667)	NM	$(15,192)	$(55,692)	(73%)
Net income attributable to non-controlling interests in consolidated entities	(1,996)	(1,233)	62%	(2,578)	(2,001)	29%
Non-GAAP adjustments:
Income tax benefit	(5,196)	(28,609)	(82%)	(4,208)	(24,181)	(83%)
Share-based compensation[1]	2,977	52,134	(94%)	4,822	52,134	(91%)
Transition, acquisition and integration costs[2]	6,306	20,764	(70%)	19,982	26,050	(23%)
Acquisition intangible amortization[3]	11,475	11,094	3%	22,960	21,590	6%
Non-GAAP adjusted income before taxes	17,392	13,483	29%	25,785	17,899	44%
Income taxes at pro forma tax rate[4]	(4,018)	(3,146)	28%	(5,956)	(4,176)	43%
Pro forma adjusted net income	$13,375	$10,337	29%	$19,829	$13,723	44%

Pro forma adjusted net income per share[5]	$0.16	$0.13	23%	$0.23	$0.17	35%

[1] For the three months ended June 30, 2019, represents $3.0 million of share-based compensation expense. For the three months ended June 30, 2018, represents $52.1 million of share-based compensation expenses which represents vesting of awards at the IPO.
For the six months ended June 30, 2019, represents $4.8 million of share-based compensation costs. For the six months ended June 30, 2018, represents $52.1 million of share-based compensation expenses which represents vesting of awards at the IPO.
[2] For the three months ended June 30, 2019, earnings adjustments include $0.7 million of employee termination benefits, and $5.6 million of acquisition and integration costs.
For the three months ended June 30, 2018, earnings adjustments include $2.4 million of employee termination benefits, $2.0 million of debt extinguishment costs, and $9.1 million of transaction and acquisition related costs, and a $7.2 million debt restructuring charge.
For the six months ended June 30, 2019, earnings adjustments include $2.1 million of employee termination benefits, $5.1 million impairment of intangible assets, net of non-controlling interest, and $12.8 million of acquisition and integration costs.
For the six months ended June 30, 2018, earnings adjustments include $2.4 million of employee termination benefits, $2.0 million of debt extinguishment costs, a $4.0 million strategic advisory fee, and $10.4 million of transaction and acquisition related costs, and a $7.2 million debt restructuring charge.
[3] Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[4] Pro forma corporate income tax expense calculated using 23.1% and 23.3% for 2019 and 2018, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[5] Uses 85.7 million of shares outstanding including shares issuable upon exercise of the exchange of LLC Interests and Class B shares, Class C shares, and Class D shares, as well as Class A shares issuable for RSU's and options.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Outlook summary (unaudited)

(in millions, except per share data)

			Reported	Constant fx
	2019 Outlook	2018 Actual	% Change	% Change

Revenue	$496 to $505		NM	NM
Network fees[1]	105
Adjusted revenue	$601 to $610	$565	6% - 8%	10% - 12%

GAAP net loss	($19) to ($14)	($99)
Adjustments[2]	178 to 177	247
Adjusted EBITDA	$159 to $163	$148	7% - 10%	11% - 14%

GAAP net loss per share attributable to EVO	($0.29) to ($0.23)	($0.70)
Adjustments[3]	0.84 to 0.81	1.21
Pro forma adjusted net income per share[4]	$0.55 to $0.58	$0.52	6% - 11%	12% - 18%

	[1] Effective January 1, 2019, EVO adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. The new accounting standard changed the presentation of certain amounts that we pay to third parties,
	including payment networks. This change in presentation affected our reported GAAP revenues and operating expenses by the same amount. For 2018, payment network fees were presented within operating expenses and in 2019 payment network fees are presented as a reduction of revenues. As a result, adjusted revenue for 2019 is presented on a basis that is comparable to the prior year.
	[2] 2019 represents an estimated range of adjustments to reconcile net loss to adjusted EBITDA. These adjustments include a) net loss attributable to non-controlling interests in consolidating entities, b) income tax expense, c) net interest
	expense, d) depreciation and amortization, e) share-based compensation, and f) costs related to transition, acquisition or integration activities.
	[3] 2019 represents an estimated range of adjustments to reconcile net loss to pro forma adjusted net income per share. These adjustments include a) income tax expense, b) share-based compensation costs, c) costs related to transition,
	acquisition or integration activities, d) the inclusion of amortization of intangible assets acquired in business combinations and other customer portfolio and related asset acquisitions and e) adjustments to income to reflect an effective pro
	forma corporate tax rate of 23.1%.
	2018 includes adjustments as described in Schedule 6 which reconcile net loss to pro forma adjusted net income per share.
	GAAP net loss per share uses Class A share counts. Pro forma adjusted net income per share uses 85.7 million of shares outstanding including shares issuable upon exercise of the exchange of LLC Interests and Class B shares, Class C
	shares, and Class D shares, as well as Class A shares issuable for RSU's and options.
	[4] 2019 pro forma adjusted net income per share is impacted by $0.18 of additional depreciation expense associated with acquisitions, strong international growth including the Poland cashless initiative, and periodic terminal compliance upgrade requirements, offset by a net $0.04 related to lower interest expense associated with the partial year impact of the IPO-related debt payoff, and higher interest expense associated with the partial year impact of 2018 interest rate increases.